Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Data
Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA CLOSES $350 MILLION OF TERM ASSET-BACKED SECURITIES

DALLAS, Nov. 10, 2011 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced  that World Financial Network Credit Card Master Note Trust has issued $350 million of public, fixed-rate, term asset-backed securities. The asset-backed securities were issued as part of the securitization program for Alliance Data's private label credit card banking subsidiary, World Financial Network Bank (WFNB). Today's announcement represents a continuation of the Company's strategy of utilizing various funding sources to achieve an overall balanced funding structure.

The securities consist of two series of Class A asset-backed notes rated AAA by both S&P and Fitch.   The $250MM series 2011-A, which has a maturity of 3 years and the $100MM series 2011-B, which has a maturity of 5 years, have a weighted average fixed-rate coupon of just under 2 percent. Proceeds from the offering were used to refinance the maturing 2009-A series.  RBS and RBC Capital Markets were the joint book runners for this offering.

Charles Horn, chief financial officer for Alliance Data, said, “We are pleased to have achieved term financing at extremely low rates while also extending a portion of our asset-backed securities debt out 5 years.  Our goal is to be active in the term asset-backed market annually and stagger maturities such that we have a manageable amount coming due each year.  This offering received the lowest all-in pricing of any of our term asset-backed securities series issued as part of our securitization program for our credit card bank subsidiary, WFNB.  Additionally, we significantly narrowed the spread from the deal we offered just a year ago.”

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America's largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data theft incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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